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                                                                      EXHIBIT 99

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement"), dated as of February 15, 1996, is made by and among QI Electronics ("QI"), a California corporation, Insulectro, a California corporation, GTI Corporation, a Delaware corporation ("GTI"), Esco Sales, Inc., a Delaware corporation ("Holdings") and Electronic Supply Corporation, a Delaware corporation ("ESCO").

                                    RECITALS

         A. QI Electronics is a wholly owned subsidiary of Insulectro. Insulectro and QI are referred to hereafter, individually and collectively, as the "Buyers".

         B. ESCO is eighty percent owned by Holdings and twenty percent owned by GTI. Holdings is a wholly owned subsidiary of GTI. ESCO, Holdings and GTI are referred to hereafter, individually and collectively, as the "Sellers".

         C. ESCO is engaged in the business of distributing electronic components (the "Business"). Holdings is a holding company and is not engaged in any business except that of holding the stock of ESCO.

         D. QI desires to purchase from GTI and GTI desires to sell to QI all of the issued and outstanding shares of stock of Holdings and all of the ESCO stock held by GTI (the "Shares"), pursuant to the terms and conditions set forth in this Agreement.


                                    AGREEMENT

          In consideration of the mutual covenants, representations, warranties and agreements set forth in this Agreement, the parties hereto agree as follows:

1.       PURCHASE AND SALE OF STOCK.

         1.1. Acquisition of Shares. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Article 2,) the Buyers hereby agree to purchase, and the Sellers hereby agree to sell all of the issued and outstanding stock of Holdings and all of the stock of ESCO held by GTI.

         1.2. Purchase Price.

                  1.2.1. As consideration for the Shares, the Buyers agree to pay to GTI an amount equal to the Tangible Net Book Value of Holdings as of the close of business on the Closing Date (the "Purchase Price"). For this purpose, "Tangible Net Book Value" means the excess of the consolidated assets of Holdings and ESCO, but not including (i) goodwill or going concern value, (ii) cash, or (iii) intercompany accounts, over the consolidated liabilities of Holdings and ESCO, as adjusted and calculated in accordance with the procedure established for determining the Closing Balance Sheet in Exhibit C. Tangible Net Book Value shall be determined by using US generally accepted accounting principles in a manner consistent with those used in preparing the audited balance sheet of ESCO as of December 31, 1995 described in Section 6.12 (the "Accounting Principles"), provided, however, that in determining the Tangible Net Book Value, the reserve against the accounts receivable shall be $171,000 and the reserve against inventory shall be $156,000.


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                  1.2.2. For purposes of determining the amount of cash to be paid at the Closing, the Tangible Net Book Value is hereby estimated to be $4,118,000 (the "Estimated TNBV").

                  1.2.3. If the Tangible Net Book Value at the close of business on the Closing Date is less than the Estimated TNBV, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such deficiency. If the Tangible Net Book Value at the close of business on the Closing Date is greater than the Estimated TNBV, then the Purchase Price shall be increased dollar-for-dollar by the amount of such excess. Such difference is referred to herein as the "Post-Closing Purchase Price Adjustment".

                  1.2.4. Within five business days after the determination of the Post-Closing Purchase Price Adjustment is made, Insulectro or GTI, as the case may be, shall deliver the Post-Closing Purchase Price Adjustment by wire transfer of federal funds, together with interest on such amount from the Closing Date until paid at a rate equal to 5% per annum.

         1.3.  Payment Terms. The Purchase Price shall be paid as follows:

                  (i) The first one million nine hundred thousand dollars ($1,900,000) of the Purchase Price shall be paid in the form of a six (6) year, one million nine hundred thousand dollar ($1,900,000) subordinated promissory note issued by Insulectro in the form attached hereto as Exhibit A (the "Promissory Note") bearing interest at rate of six percent (6%) per annum, principal and interest payable semi-annually. The Promissory Note shall be subordinated in accordance with the terms of the subordination agreement attached hereto as Exhibit B (the "Subordination Agreement").

         In the event of an event of default (as defined in the Note) and if GTI is successful in reducing the Note to a judgment against Insulectro, then the amount of such judgment shall bear prejudgment interest at the rate of 10% per annum from the date of the event of default provided that GTI has delivered to Insulectro within 45 days of the Close, a copy of the policy or the policy number and a general description thereof, e.g. "general liability" of each liability insurance policy held by or for the benefit of ESCO, or any predecessor in interest, since incorporation (the "Insurance Information"). In the event that GTI fails to provide the Insurance Information during the required period then there shall be no prejudgment increase in the stated 6% interest rate payable under the Note in the event of an event of default.

                  (ii) The sum of $2,218,000 shall be paid by Buyers to GTI on the Closing Date by wire transfer as follows:

                  Union Bank
                  San Diego Regional Office
                  530 B Street, 4th Floor
                  San Diego, CA 92101

                  Transit Routing Number:  122000496

                  For Credit to:

                  GTI Corporation
                  Account Number: 4000132123


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         1.4      Closing Balance Sheet.

                  1.4.1. Preliminary and Adjusted Closing Balance Sheets. Promptly after the Closing, GTI, (with such assistance as GTI shall reasonably request of the Buyers and the other Sellers) shall prepare a consolidated balance sheet of Holdings and ESCO as of the close of business on the Closing Date (the "Preliminary Closing Balance Sheet"). The Preliminary Closing Balance Sheet shall be prepared in accordance with the Accounting Principles. ESCO conducted a physical inventory count on December 15, 1995 and such count, as rolled forward to reflect transactions prior to the Closing, will be used as the inventory count. GTI shall engage Arthur Andersen & Co., LLP, at its sole expense, to perform the procedures described on Exhibit C hereto with respect to the Preliminary Closing Balance Sheet and to deliver a report to the Buyers and GTI of their findings. Based upon such report, GTI shall make such adjustments, if any, to the Preliminary Closing Balance Sheet as shall be required to cause the Preliminary Closing Balance Sheet to reflect fairly the adjustments described in the report in accordance with the Accounting Principles and shall deliver such revised balance sheet to the Buyers (the "Adjusted Closing Balance Sheet").

                  1.4.2. Delivery of Adjusted Closing Balance Sheet. As soon as practicable following the Closing, but in no event later than April 1, 1996, the Adjusted Closing Balance Sheet shall be delivered by GTI to the Buyers. The Buyers and their representatives shall be provided complete access to all work papers and other information used by GTI in preparing the Adjusted Closing Balance Sheet. The Adjusted Closing Balance Sheet, when delivered by GTI to the Buyers, shall be deemed conclusive and binding on the parties for purposes of determining the Post-Closing Purchase Price Adjustment, unless the Buyers notify GTI in writing within 30 days after receipt of the Adjusted Closing Balance Sheet of their disagreement therewith, which notice shall state with reasonable specificity the reasons for any disagreement and identify the items and amounts in dispute.

                  1.4.3. Arbitration. If any disagreement concerning the Post-Closing Purchase Price Adjustment is not resolved by the Buyers and GTI within 30 days following delivery by the Buyers of its notice or objection to the Adjusted Closing Balance Sheet, the undisputed amount shall be paid in accordance with Section 1.2, and the Buyers and GTI shall promptly engage on standard terms and conditions for a matter of such nature a nationally recognized firm of independent accountants to resolve such dispute. The firm of independent accountants shall be proposed in writing by the Buyers to GTI. In the absence of agreement on the identity of the independent accountants within five (5) business days, the Orange County, California office of the accounting firm of Price Waterhouse LLP shall be engaged by the parties. The engagement agreement with the independent accountants shall require the independent accountants to make their determination with respect to the items in dispute within 90 days following the delivery by the Buyers of their notice of objection to the Adjusted Closing Balance Sheet. The Buyers and GTI shall each pay one-half of the cost of the fees and expenses of such independent accountants at the time of payment of the Post-Closing Purchase Price Adjustment. The resolution by the independent accountants of any dispute concerning the Post-Closing Purchase Price Adjustment shall be final, binding and conclusive upon the parties and shall be the parties' sole and exclusive remedy regarding any dispute concerning the Post-Closing Purchase Price Adjustment.

                  1.4.4. Final Closing Balance Sheet. The Adjusted Closing Balance Sheet, as modified by the parties' agreement and by any determination by the independent accountants as described in this Section 1.4, shall be the "Closing Balance Sheet".



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2.       THE CLOSING.

         Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (referred to herein as the "Close" and sometimes as the "Closing") will take place at the offices of Johnson, Poulson & Slater at 10880 Wilshire Boulevard, Suite 1800, Los Angeles, California, at 9:00 a.m. (local time) on February 16, 1996 or at such other place or time or both as the parties mutually designate in writing. The time and date of Closing are called the "Closing Date."

3.       REPRESENTATIONS AND WARRANTIES BY THE SELLERS.

         ESCO, Holdings and GTI jointly and severally, represent and warrant to Insulectro and QI that:

         3.1.  Organization, Standing and Qualification.

                  3.1.1. ESCO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. ESCO is duly qualified to do intrastate business and is in good standing in each state or other jurisdiction listed on Schedule 3.1.1.

                  3.1.2. Holdings is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business require Holdings to be qualified in any jurisdiction other than the state of its incorporation.

         3.2.  Capital Structure.

                   3.2.1. The authorized capital stock of ESCO consists of 1,000 shares of common stock, of which 1,000 are issued and outstanding.

                   3.2.2. The authorized capital stock of Holdings consists of 1,000 shares of common stock, of which 1,000 are issued and outstanding.

                  3.2.3. All of the shares described above are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ESCO or Holdings to issue or to transfer from treasury any additional shares of their respective capital stock of any class.

         3.3.  Title to the Shares.

                  3.3.1. GTI is the owner, beneficially and of record of 1,000 shares of common stock of Holdings and GTI holds such shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions, other than as listed in Schedule 3.3. Such shares represent all of the issued and outstanding shares of capital of stock of Holdings. GTI has full power to transfer its shares to the Buyers without obtaining the consent or approval of any other person or governmental authority.

                  3.3.2. GTI and Holdings, respectively, are the owners, beneficially and of record, of 200 and 800 shares, respectively, of the common stock of ESCO. GTI and Holdings each holds their respective shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions, other than as listed in Schedule 3.3. Such shares represent all of the issued and outstanding shares of capital of stock of ESCO. GTI has full power to transfer its shares to the Buyers without obtaining the consent or approval of any other person or governmental authority.


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         3.4. Corporate Documents. The Sellers have furnished or will furnish to the Buyers for their examination prior to the Close (1) copies of the articles of incorporation and the bylaws of ESCO and Holdings, respectively; (2) the minute book of ESCO and Holdings, respectively, containing all records of all proceedings, consents, actions, and meetings of the shareholders and board of directors of ESCO and Holdings, respectively; and (3) the stock transfer books of ESCO and Holdings, respectively, setting forth all issuances and transfers of any capital stock.

         3.5. Officers and Directors.

                  3.5.1. Schedule 3.5.1 contains a list of all officers and directors of ESCO, stating the rates of compensation payable to each.

                  3.5.2. Schedule 3.5.2 contains a list of all officers and directors of Holdings, stating the rates of compensation payable to each.

         3.6. Authority and Consents. Each of the Sellers has the right, power, legal capacity, and authority to enter into and perform their respective obligations under this Agreement; and no approvals or consents of any persons other than the Sellers are necessary in connection with it. The execution and delivery of this Agreement by the Sellers have been duly authorized by all necessary corporate action.

         3.7. Interest in Customers, Suppliers and Competitors. To the Sellers' knowledge, neither any of the Sellers; nor any officer, director, or employee of GTI, Holdings or ESCO; nor any spouse or child of any of them has any direct or indirect material interest in any material competitor, supplier, or customer of ESCO or in any entity person from whom or to whom ESCO or Holdings leases any real or personal property, except as disclosed by Schedule 3.7.

         3.8. Authority. Schedule 3.8 lists (1) the names and addresses of all persons holding a power of attorney on behalf of ESCO or Holdings and (2) the names and addresses of all banks or other financial institutions in which Holdings or ESCO has an account, deposit, or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

         3.9. Financial Statements. Sellers have delivered true and correct copies of the management prepared financial statements of ESCO and Holdings for each of the calendar years ended 1991, 1992, 1993 and 1994 and the audited financial statements for the year ended December 31, 1995 (the "Annual Financial Statements") and interim financial statements for the month of January 1996 (the "Interim Financial Statements"). The Annual Financial Statements and the Interim Financial Statements (individually and collectively, the "Financial Statements") have been prepared in accordance with generally acceptable accounting principles consistently applied and fairly present the financial position of ESCO as of their respective dates and for the periods covered thereby except that only the Annual Financial Statements for 1995 contain footnotes and the Interim Financial Statements do not contain customary year end audit adjustments.



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         3.10. Absence of Specified Changes.  Except as disclosed on Schedule
3.10, since December 31, 1995 there has not been any:

                  3.10.1. Transaction by Holdings or ESCO except in the ordinary course of business as conducted on that date;

                  3.10.2. Capital expenditures by Holdings or ESCO totaling more than $10,000.00;

                  3.10.3. Material adverse change in the financial condition, liabilities, assets, business, or prospects of ESCO or Holdings;

                  3.10.4. Destruction, damage to, or loss of any asset of ESCO or Holdings (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of ESCO or Holdings;

                  3.10.5. Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by ESCO or Holdings;

                  3.10.6. Revaluation by ESCO or Holdings of any of their respective assets other than as set forth in Schedule 3.12;

                  3.10.7. Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of ESCO or Holding, or any direct or indirect redemption, purchase, or other acquisition by ESCO or Holdings of any of their respective shares of capital stock;

                  3.10.8. Increase in the salary or other compensation payable or to become payable by ESCO or Holdings to any of its officers, directors, or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by ESCO or Holdings, of a bonus not in the ordinary course of business or other additional salary or compensation to any such person, without the prior written approval of the Buyers.

                  3.10.9. Sale or transfer of any asset, including cash, of ESCO or Holdings, except in the ordinary course of business;

                  3.10.10. Amendment or termination of any contract, agreement, or license to which ESCO or Holdings is a party, except in the ordinary course of business;

                  3.10.11. Loan by ESCO or Holdings to any person or entity (other than travel and similar advances to employees in the ordinary course of business) or guaranty by ESCO or Holdings of any loan;

                  3.10.12. Mortgage, pledge, or other encumbrance of any asset of ESCO or Holdings;

                  3.10.13. Waiver or release of any right or claim of ESCO or Holdings, except in the ordinary course of business;

                  3.10.14. Commencement or notice (or threat of commencement known to the Sellers), of any civil litigation or any governmental proceeding against or investigation of ESCO or Holdings or the affairs of either of them;

                  3.10.15. To the Sellers' knowledge, there has been no labor trouble or claim of wrongful discharge or other unlawful labor practice or action relating to or in any way involving ESCO or Holdings;


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                  3.10.16. Issuance or sale by ESCO or Holdings of any shares of their respective capital stock of any class, or of any other of their respective securities;

                  3.10.17. Agreement by ESCO or Holdings to do any of the things described in section 3.10.1. through 3.10.17;

                  3.10.18. Other event or condition of any character known to the Sellers that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of ESCO or Holdings.

         3.11. Absence of Undisclosed Liabilities. Neither ESCO nor Holdings has any debt, liability, or obligation of any nature (whether accrued, absolute, or to the Sellers' knowledge contingent), and whether due or to become due, that is not reflected or reserved against in the balance sheet for the year ended December 31, 1995 or set forth in Schedule 3.11 to this Agreement, except for
(i) those that are not required by generally accepted accounting principles to be included in a balance sheet; and (ii) those incurred after December 31, 1995, all of which have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

         3.12. Inventory. All items included in the inventories of raw materials, work in process, and finished goods (collectively called "Inventories") shown on the balance sheet of ESCO for the year ended December 31, 1995 are the property of ESCO, except for sales made in the ordinary course of business since the date of the balance sheet; for each of these sales, either the purchaser has made full payment or the purchaser's liability to make payment is reflected in the books of ESCO. No items included in the Inventories have been pledged as collateral or are held by ESCO on consignment from others except as set forth on Schedule 3.12.

         3.13. Other Tangible Personal Property. Schedule 3.13 to this Agreement is a complete and accurate schedule describing, and specifying the location of, all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, rigs, molds, patterns, drawings, and all other tangible personal property owned by, in the possession of, or used by ESCO in connection with its business, except inventories of raw materials, work in process, and finished goods. The property listed on Schedule 3.13 constitutes all such tangible personal property customarily used in or necessary for the conduct of business by ESCO as now conducted. All the motor vehicles listed in Schedule 3.13 are in good condition and repair.

                  3.13.1. Except as stated on Schedule 3.13, no personal property used by ESCO in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of ESCO.

         3.14. Accounts Receivable. Schedule 3.14 to this Agreement is a complete and accurate schedule of the accounts receivable of ESCO as of December 31, 1995, as reflected in the balance sheet for the year ended December 31, 1995, together with an accurate aging of these accounts. Except as set forth on
Schedule 3.14, these accounts receivable, and all accounts receivable of ESCO created after that date, arose from valid sales in the ordinary course of business.



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         3.15. Trade Names, Trademarks and Copyrights. ESCO has the exclusive right to use the corporate name "Electronic Supply Corporation" in Delaware and has registered to do business in California, Colorado as a foreign corporation under that name and in Arizona as a foreign corporation in Arizona under the name "Electronic Supply Corporation of Delaware." Sellers make no other representations regarding the names ESCO, Electronic Supply Corporation or ESCO Sales, Inc. Schedule 3.15 to this Agreement is a schedule of all trade names, trademarks, service marks, and copyrights and their registrations, owned by ESCO or Holdings or in which ESCO or Holdings has any rights or licenses, together with a brief description of each and statement of each state and country where such rights exists. The Sellers have no knowledge of any infringement or alleged infringement by others of any such trade name, trademark, service mark, or copyright. Neither ESCO nor Holdings have infringed, and they are not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. Except as set forth on Schedule 3.15, neither ESCO nor Holdings is a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights. ESCO and Holdings own, or hold adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights necessary to the Business as now conducted by ESCO (including without limitation those listed on Schedule 3.15), that use does not, and to Sellers' knowledge, will not, conflict with, infringe on, or otherwise violate any rights of others.

         3.16. Patents and Patent Rights. Schedule 3.16 to this Agreement is a complete schedule of all patents, inventions, and applications for patents owned by ESCO or Holdings or in which they have any material rights, or licenses. The patents and applications for patents listed on Schedule 3.16 are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within ninety (90) days after the Closing Date. Except as set forth on Schedule 3.16, there have been no interference actions or other judicial, arbitration, or other adversary proceedings concerning the patents or applications for patents listed on Schedule 3.16. Each patent application is awaiting action by its respective patent office except as otherwise indicated on
Schedule 3.16. The manufacture, use, or sale of the inventions, models, designs, and systems covered by the patents and applications for patents listed on
Schedule 3.16 does not, to the Sellers' knowledge, violate or infringe on any patent or any proprietary or personal right of any person, firm or corporation; and neither ESCO nor Holdings have infringed or are now infringing on any patent or other right belonging to any person, firm or corporation. Except as set forth on Schedule 3.16, neither ESCO nor Holdings are a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret or formula. ESCO and Holdings have the right and authority to use such inventions, trade secrets, processes, models, designs, and formulas as are necessary to enable the Buyers to conduct and to continue to conduct all phases of the business in the manner presently conducted by ESCO, and that use does not, and will not to the Sellers' knowledge, conflict with, infringe on, or violate any patent or other rights of others.



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         3.17. Trade Secrets. Schedule 3.17 to this Agreement is a true and complete list, without extensive or revealing descriptions, of the material trade secrets of ESCO and Holdings (the "Trade Secrets"), including all secret formulas, pricing lists, customer lists, tooling, drilling, punching and fabricating processes, know-how, computer programs, routines, and other technical data. The specific location of each trade secret's documentation, and other material relating to it, is also set forth with it in Schedule 3.17. The Sellers shall use their best efforts to insure that the Trade Secrets' documentation is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by the Buyers without reliance on the special knowledge or memory of others. In addition, after the Close, the Sellers shall demonstrate and provide such additional information as may reasonably be required by the Buyers to understand and use the Trade Secrets.

                  3.17.1. The Trade Secrets are free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically set forth on Schedule 3.17. ESCO and Holdings have each taken all reasonable security measures to protect the secrecy, confidentiality, and value of the Trade Secrets; any of their employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that the Trade Secrets are proprietary to ESCO and Holdings and not to be divulged or misused.

                  3.17.2. All the Trade Secrets are presently valid and protectable and are not part of the public knowledge or literature; nor to the Sellers' knowledge have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of ESCO or Holdings.

         3.18. Real Property. Neither Holdings nor ESCO own any real property.
Schedule 3.18 to this Agreement contains the address and a legal description of each parcel of real property leased to ESCO or Holdings. All the leases listed in Schedule 3.18 are valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases.

         3.19. Insurance Policies. Schedule 3.19 to this Agreement contains a description of all insurance policies held by ESCO or Holdings concerning the business and properties. All these policies are in the respective principal amounts set forth on Schedule 3.19. Neither ESCO nor Holdings is in default with respect to payment of premiums on any such policy. Except as set forth on
Schedule 3.19, no claim is pending under any such policy.

         3.20. Other Contracts. Except the agreements listed on Schedule 3.20, copies of which have been furnished or made available to Buyers, neither ESCO nor Holdings is a party to, nor is the property of ESCO or Holdings bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any agreement requiring the performance by ESCO or Holdings of any obligation for a period of time extending beyond one year from Closing Date or calling for consideration of more than $10,000.00. There is, to the Sellers' knowledge, no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of these agreements. Except as set forth on Schedule 3.20, none of the Sellers have received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements.



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         3.21. Title to Assets. ESCO and HOLDINGS each have good and marketable title to all of their respective assets and interests in assets, except for those leasehold interests set forth on Schedules 3.13, 3.18, and 3.21 whether real, personal, mixed, tangible, or intangible which are used in the business of ESCO or Holdings (the "Non-Leasehold Assets"). The Non-Leasehold Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) those disclosed in the balance sheet for the year ended December 31, 1995, or on
Schedule 3.21; and (2) the lien of current taxes not yet due and payable. Neither ESCO nor Holdings is in default or in arrears in any material respect under any lease. All real property and tangible personal property of ESCO and Holdings, in the aggregate, is in good operating condition and repair, ordinary wear and tear excepted. Holdings and ESCO are in possession of all premises leased to them from others. To the Sellers' knowledge, neither ESCO, Holdings nor GTI; nor any of their respective officers, directors, or employees; nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to ESCO or Holdings or any copyrights, patents, trademarks, trade names, or trade secrets licensed by ESCO or Holdings. Neither ESCO nor Holdings occupy any real property in material violation of any law, regulation, or decree.

         3.22.  Tax Returns and Audits.

                  3.22.1. Within the times and in the manner prescribed by law, ESCO and Holdings have filed all federal, state, and local tax returns required by law (the "Tax Returns") and have paid all taxes, assessments, and penalties due and payable. Except for the GTI combined return for 1991 and 1992 for California, the federal income tax and state income tax returns of ESCO and Holdings have been closed by applicable statute of limitations and all liabilities in respect thereto have been finally determined by audit for all taxable periods prior to and including the taxable year ended December 31, 1991. Except for the GTI combined return for 1991 and 1992 for California, no tax returns of ESCO or Holdings have been or are presently being audited, and as to the unaudited Tax Returns of ESCO and Holdings, no deficiency has been proposed as of the date hereof. GTI's combined returns for 1991 and 1992 for California are presently being audited but no proposed deficiency or issues have been raised relating to Holdings or ESCO.

                  3.22.2. The provisions for taxes reflected in balance sheet for the year ended December 31, 1995 and the Closing Balance Sheet are adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed, except as explained on Schedule 3.11. There are no present disputes as to taxes of any nature payable by ESCO or Holdings.

                  3.22.3. The Sellers have or will deliver to the Buyers a copy of all schedules relating to ESCO or Holdings on the consolidated Tax Returns filed by GTI since and including 1990.

         3.23.  Compliance with Laws.

                  3.23.1. ESCO and Holdings have each complied in all material respects with all federal, state, and local environmental protection laws and regulations and have not been cited for any violation of any such law or regulation. No material capital expenditures are presently required for compliance with any applicable federal, state, or local laws or regulations now in force relating to the protection of the environment. There is no pending audit known to Sellers by any federal, state, or local governmental authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground storage tanks by ESCO or Holdings or relating to the facilities of ESCO or Holdings. None of the Sellers have any agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or any such environmental cleanup.

                  3.23.2. ESCO and Holdings have each complied with all requirements of the Occupational Safety and Health Act and its applicable state law equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have a material adverse effect on its operations, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to its business or properties.

                  3.23.3. Neither ESCO nor Holdings is in violation of any provision of the Export Administration Act of 1979 or the Foreign Corrupt Practices Act of 1977.

                  3.23.4. ESCO and Holdings have each complied in all material respects with, and they are not in material violation of, any applicable federal, state, or local statute, law, or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

         3.24. Zoning. The zoning of each parcel of property described on
Schedule 3.18 permits the presently existing improvements and the continuation of the business presently being conducted on such parcel. Neither ESCO nor Holdings have commenced, nor have the Sellers received notice of the commencement of, any proceeding that would affect the present zoning classification of any such parcel.

         3.25. Environmental Compliance. ESCO and Holdings are, and each have at all times been, in compliance in all material respects with all applicable federal, state and local laws and requirements (including permit requirements) relating to the protection of health or the environment in connection with the ownership, operation and conditions of its properties and business ("Environmental Laws"). Neither ESCO nor Holdings have ever been issued any environmental permits, licenses or other authorizations by any federal, state or local governmental agency, including, but not limited to, the United States Environmental Protection Agency. None of the Sellers has any knowledge of any facts or circumstances relating to ESCO, Holdings, or their predecessors interest, that could adversely affect or render significantly more costly in the future the compliance with existing Environmental Laws by ESCO, Holdings or their respective successors in interest. No Contaminants have ever been generated, handled, discharged, disposed of, released, placed or dumped on or under any premises or facilities presently or previously owned, leased or used by ESCO or Holdings, whether by ESCO, Holdings or any other person, in a manner which violates any Environmental Law. To the best of Sellers' knowledge, no polychlorinated biphennyls, asbestos, or underground storage tanks are or were ever used in the construction or operation of, or located on, the premises or facilities presently or previously owned, leased or used by ESCO or Holdings. For purposes of this section 3.25., the term "Contaminant" means any pollutant, contaminant, petroleum, crude oil or any fraction thereof, or hazardous substance (as such terms are defined in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any implementing regulations, or any similar state or local legal requirements).

         3.26. Litigation. Except as set forth on Schedule 3.26, there is neither pending, nor, to the best knowledge of the Sellers, threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting ESCO, Holdings or any of their respective businesses, assets, or financial condition. The matters set forth on
Schedule 3.26, if decided adversely to ESCO or Holdings, will not result in a material adverse change in the business, assets, or financial condition of ESCO or Holdings. The Sellers have furnished or made available to the Buyers copies of all relevant court papers and other documents relating to the matters set forth on Schedule 3.26. Neither ESCO nor Holdings are in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Except as set forth on Schedule 3.26, neither ESCO nor Holdings are presently engaged in any legal action to recover moneys due to any of them or damages sustained by any of them.

         3.27. Agreement Will Not Cause Breach or Violation. Except as set forth on Schedule 3.27, the execution and delivery of this Agreement does not and will not, (1) violate any provision of the articles of incorporation or bylaws of either ESCO or Holdings; (2) violate any provision of, or result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of ESCO or Holdings pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (3) result in the termination of any license, franchise, lease, or permit to which either ESCO or Holdings is a party or by which ESCO or Holdings is bound; or (4) violate or conflict with any other restriction of any kind or character to which either ESCO or Holdings is subject.

         3.28.  Employment Contracts and Benefits.

                  3.28.1. Set forth in Schedule 3.28 is a list of all persons who are employed by ESCO or Holdings on the date hereof, together with their then existing rate of compensation, title, original date of hire and vacation benefits. Except as set forth in Schedule 3.28, none of the employees listed has indicated his or her intention to cancel or otherwise terminate his or her relationship with ESCO or Holdings or his or her intention not to be employed by ESCO or Holdings following the Close. Schedule 3.28 contains a list and description of all employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which either ESCO or Holdings is a party or by which ESCO or Holdings is bound. All these contracts and arrangements are in full force and effect, and neither ESCO, Holdings nor any other party is in default under them. There have been no claims of defaults and, to the best knowledge of the Sellers, there are no facts or conditions that if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to the Sellers' knowledge, threatened labor dispute, strike, or work stoppage affecting the business of ESCO or Holdings. ESCO and Holdings have each complied in all material respects with all applicable laws for each of its employee benefit plans, including the provisions of the Employee Retirement Income Security Act (ERISA) if and to the extent applicable. There are no pending or to the Sellers' knowledge threatened, claims by or on behalf of any such benefit plan, by or on behalf of any employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to the Sellers' knowledge, any basis for such a claim. Except as set forth on Schedule 3.28, neither ESCO nor Holdings have entered into any severance or similar arrangement in respect to any present or former employee that will result in any obligation, absolute or contingent, of the Buyers, ESCO or Holdings, to make any payment to any present or former employee following termination of employment.

                  3.28.2. Schedule 3.28 of ESCO contains a chart showing employees and their families with respect to whom Sellers have incurred medical related costs in excess of $5,000, in the aggregate, since January 1, 1995.

                  3.28.3. Except as set forth on Schedule 3.28, neither ESCO nor Holdings has any employees or family members of employees entitled to COBRA coverage.

         3.29. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of the Sellers in such a manner to give rise to any valid claim against the Sellers or the Buyers for any brokerage of finder's commission, fee or similar compensation.

         3.30. Customers and Sales. Schedule 3.30 to this Agreement is a correct and current list of all customers of ESCO to whom sales in excess of $10,000, in the aggregate, were made during the calendar years ended December 31, 1994 and December 31, 1995, respectively. None of the Sellers has any information, or is aware of any facts, indicating that any of these customers intend to cease doing business with ESCO or materially alter the amount of business they are presently doing with ESCO.

         3.31. Fictitious Names and Predecessors. Schedule 3.31 sets forth a true, correct and complete list of all fictitious business names, trade names and corporate names ever used by ESCO or Holdings or any of their respective predecessor's in interest, listed by state. Schedule 3.31 sets forth each predecessor in interest to ESCO and Holdings, respectively and all entities which have been merged into either ESCO or Holdings.

         3.32. Governmental Contracts. ESCO and Holdings are, and have at all times been, in compliance in all material respects with all applicable federal, state and local laws and requirements relating to their direct sales and indirect sales to all customers with contracts with governmental departments and/or agencies.

         3.33. Full Disclosure. None of the representations and warranties made by the Sellers, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

         3.34. Deferred Tax Benefits. Schedule 3.34 sets forth a chart showing items relating to ESCO and reflected on Schedule M of Sellers' consolidated federal income tax returns (estimated for 1995). The Sellers have not taken any tax deduction on any such returns for any of such items.

4.       REPRESENTATIONS AND WARRANTIES BY BUYER.

         QI and Insulectro, jointly and severally, represent and warrant to the
Sellers:

         4.1. Organization. Insulectro, and QI are each corporations duly organized, validly existing, and in good standing under the laws of the state of California. QI Electronics which is a wholly owned subsidiary of Insulectro.

         4.2. Corporate Power and Action. Insulectro and QI each have the corporate power to execute and deliver this Agreement and such other documents and agreements to be produced under this Agreement to which they are a party, (collectively the "Agreements") and have taken all actions required by law, their articles of incorporation, their bylaws, or otherwise, to authorize the execution and delivery of this Agreement and the Agreements. This Agreement and the Agreements are valid and binding agreements of Insulectro and QI in accordance with their respective terms, to the extent that Insulectro or QI is a party to such agreement.

         4.3. Ability to Perform. The Buyers have sufficient assets and resources to consummate the transactions contemplated by this Agreement.

         4.4. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of the Buyers in such a manner to give rise to any valid claim against the Buyers or the Sellers for any brokerage of finder's commission, fee or similar compensation.

         4.5. Full Disclosure. None of the representations and warranties made by Buyer, or made in any certificate or memorandum furnished or to be furnished by Seller or on its behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

         4.6. Financial Statements. Insulectro has or will deliver a true and correct copy of its audited consolidated financial statements for the year ended December 31, 1994, together with a management prepared financial statements for the year ended December 31, 1995 and an interim financial statement for the month ended January 31, 1996 ("Insulectro's Financial Statements"). Insulectro's Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of Insulectro, as of the respective dates of the balance sheets included in Insulectro's Financial Statements, and the results of its operations for the period indicated.

5.   COVENANTS OF THE PARTIES.

         5.1. Access to Premises and Information. Prior to the Closing, the Buyers shall be entitled, directly and through their accountants, attorneys and other representatives, to conduct a complete investigation of any and all aspects of the assets, liabilities, business and operations of ESCO and Holdings including, without limitation, an investigation of ESCO or Holdings' title to real and personal property, the condition of their properties, confirmation of cash, inventories, account receivable, liabilities and other financial statement items, and a review of their sales, suppliers, products and costs. ESCO and Holdings shall permit the Buyers and their representatives to have full access to the premises, books and records, employees, customers and suppliers of ESCO or Holdings, prior to the Closing at reasonable hours, and ESCO and Holdings shall furnish the Buyers with such documents, financial and operating data and other information with respect to their business and properties as the Buyers or their representatives may reasonably request. The Buyers shall further have the right to communicate directly with the Sellers' customers and suppliers as the Buyers may reasonably desire. The Buyers agree to keep confidential until the Close all information concerning ESCO or Holdings obtained by them pursuant to this Section 5.1, except to the extent such information is already known by the Buyers, from sources other than Sellers, or becomes publicly available.

         Except where the Buyers have actual knowledge, the Buyer's' investigation shall not affect (1) the representations and warranties of the Sellers contained or provided for in this Agreement, (2) the Buyer's' right to rely on those representations and warranties, or (3) the Buyers' right to terminate this Agreement as provided in Article 10 of this Agreement.

         5.2.  Planning Meetings; No Public Announcements.

                  5.2.1. At such time and place as Insulectro may select, Insulectro management shall have the right to hold a meeting with such key personnel at ESCO as Insulectro may select, to discuss and develop a post Closing business plan and to discuss such other matters as they may desire.

                  5.2.2. The parties hereto shall not, individually or collectively, issue any press releases or otherwise make any public statements with respect to the terms of this Agreement and the transaction contemplated hereby, except as mutually authorized by the parties or required by law.

         5.3. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby. From time to time after the date hereof, without further consideration, the Sellers will execute and deliver such documents as the Buyers may reasonably request in order to effect the transactions contemplated hereby.

         5.4. Consents. Each of the parties hereto will use its best efforts to obtain consents of all persons and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

         5.5. Filings. Each of the parties will make or cause to be made all such filings and submissions as may be required under applicable laws and regulations, if any, for the consummation of the transactions contemplated by this Agreement. The parties will coordinate and cooperate with one another in exchanging such information and reasonable assistance as another may request in connection with all of the foregoing.

         5.6.  Interim Conduct of Business.

         The Sellers each covenant and agree that from the date of this Agreement until the Closing:

                  5.6.1. Neither ESCO nor Holdings will (1) amend their articles of incorporation or Bylaws (2) issue any shares of their capital stock; (3) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury; or (4) agree to do any of the acts listed above.

                  5.6.2. ESCO and Holdings will each carry on its business and activities diligently and in substantially the same manner as they previously have been carried out and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by ESCO and Holdings as of the date of this Agreement.

                  5.6.3. The Sellers will use their best efforts, without making any commitments on behalf of the Buyers, to preserve the organizations of ESCO and Holdings intact, to keep available to the Buyers the present officers and employees of ESCO and Holdings, and to preserve the present relationships of ESCO and Holdings with their suppliers, customers, and others having business relationships with ESCO or Holdings.

                  5.6.4. ESCO and Holdings will each continue to carry their existing insurance, subject to variations in amounts required by the ordinary operations of its business.

                  5.6.5. The Sellers will not do, or agree to do, any of the following acts: (1) make any change in compensation payable or to become payable by any of them, to any officer, employee, sales agent, or representative; (2) make any change in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (3) modify any collective bargaining agreement to which either of them is a party or by which either may be bound.

                  5.6.6. Neither ESCO nor Holdings will do or agree to do, without Buyers' written consent, any of the following: (i) Enter into any contract, commitment, or transaction not in the usual and ordinary course of its business; (ii) Except for purchases of materials in the ordinary course of business, enter into any contract, commitment, or transaction in the usual and ordinary course of business involving an amount exceeding $5,000.00 individually, or $10,000.00 in the aggregate; (iii) Make any capital expenditures in excess of $5,000.00, for any single item or $10,000.00 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $1,000.00; or (iv) Sell or dispose of any capital assets with a net book value exceeding $1,000.00, individually, or $5,000.00 in the aggregate.

                  5.6.7. Neither ESCO nor Holdings will (1) declare, set aside, or pay any dividend or make any distribution in respect of its capital stock;
(2) directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock; or (3) enter into any agreement obligating it to do any of the fore going prohibited acts, without the prior written consent of the Buyers, except that GTI may continue to sweep excess cash and reduce the intercompany account balance in the usual and ordinary course of business.

                  5.6.8. Neither ESCO nor Holdings will do, or agree to do, any of the following: (1) pay any obligation or liability, fixed or contingent, other than current liabilities; (2) waive or compromise any right or claim; or
(3) cancel, without full payment, any note, loan, or other obligation owing to ESCO or Holdings, without the prior written consent of the Buyers.

         5.7. Risk of Loss. The Sellers shall assume all risk of loss or damage from any cause whatsoever to the assets and business of ESCO or Holdings occurring prior to the Closing.

         5.8. Transfer of Employees.

                  5.8.1. ESCO's credit manager (the "Credit Manager") is on a leave of absence and it is unknown whether he will recover or will ever be able to return to work in any capacity. GTI shall continue to cover the Credit Manager on its self-insured health plan and as of the Close he will be an employee of GTI and not an employee of ESCO. GTI shall, indemnify, defend, and hold Insulectro, QI, ESCO, Holdings and each of their respective subsidiaries, officers, directors employees, agents and successors in interest, harmless, from and against any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses whether such losses were known or unknown to the Sellers, related to the Credit Manager.

                  5.8.2. GTI shall indemnify, defend, and hold Insulectro, QI, ESCO, Holdings and each of their respective subsidiaries, officers, directors, employees, agents and successors in interest, harmless, from and against any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses whether such losses were known or unknown to the Sellers, relating to Howard Alexander or William Phillips or arising out of their former employment relationship with ESCO or Holdings.

                  5.8.3. GTI has a contract dated January 17, 1996 with RCG Management relating to a temporary controller at ESCO. GTI will keep this contract in force until March 17, 1996. GTI hereby agrees to bear all cost and expense of such contract and to indemnify, defend, and hold Insulectro, QI, ESCO, Holdings and each of their respective subsidiaries, officers, directors, employees, agents and successors in interest, harmless, from and against any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses whether such losses were known or unknown to the Sellers, arising out of such contract except for the payments under section 4 of such contract which the Buyers shall bear if they elect to employ such controller.

         5.9. Use of Name. GTI covenants and agrees that after the Close it will never use, directly or indirectly, the name or words "ESCO," "Esco Sales," or "Electronic Supply" alone, or in combination with any other name or symbols, in connection with the manufacture, sale or distribution of electronic components, electronic assemblies or electronic materials.

         5.10. Agreement Not To Compete. In order to protect the value of the assets and goodwill being acquired by the Buyers in the acquisition contemplated by this transaction, GTI has agreed to be bound to certain restrictions on its ability to compete with the Buyers in the future.

                  5.10.1. In the event, for a period of five (5) years from the Close, GTI acquires, directly or indirectly, a business that, in whole or in part, competes with ESCO's existing business, then GTI shall have one (1) year to dispose of such competing business. GTI will allow Insulectro to make the first offer to acquire such business and if such offer is rejected, GTI will not sell or transfer such business to a third party on materially more favorable terms to such third party. Insulectro will have one month from the date GTI notifies it in writing of the acquisition to make the offer.

                  5.10.2. GTI recognizes that it has occupied a position of trust with respect to the business and technical information of a secret or confidential nature which is the property of ESCO and Holdings and part of the assets subject to the acquisition contemplated by this Agreement. GTI shall not at any time whether during the term hereof or thereafter, use or disclose directly or indirectly any confidential information or trade secrets of ESCO or Holdings, or their successors in interest, to any person or entity.

                  5.10.3. For purposes of this Section 5.10, "confidential information or trade secrets" of ESCO or Holdings shall include all information of any nature and in any form which is owned by ESCO or Holdings prior to the Close, which had been treated by ESCO or Holdings as confidential and which is not at the time publicly available or generally known to persons engaged in business similar to that of ESCO or Holdings, including, but not limited to, patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, processes, methods, know-how and other facts related to the Business; practices, processes, methods, know-how and other facts related to sales, advertising, distribution, promotions, financial matters, customers, customer lists, or customers' purchases of goods or services from ESCO or Holdings; and all other trade secrets and information of a confidential and proprietary nature.

                  5.10.4. GTI acknowledges that (1) the covenants and the restrictions contained in this section 5.10 are necessary, fundamental, and required for the protection of the goodwill of the Business; (2) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value; and
(3) a breach of such covenants or any other provision of this Section 5.10 will result in irreparable harm and damages to the affected party which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, the Buyers shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

                  5.10.5. In the event that any provision of this Section 5.10 is more restrictive than permitted by the law of the jurisdiction in which the Buyers seek enforcement thereof, the provisions of this Section 5.10 shall be limited only to the extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such terms shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in this section 5.10 shall for any reason be held to be excessively broad, or of an overly long duration, that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this section 5.10 is not specifically enforceable, the parties intend that the Buyers shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

         5.11. VALOR Distribution Agreement. Contemporaneously with the Close, GTI shall cause it subsidiary Valor Electronics, Inc. ("Valor") to amend the existing distribution agreement extending the term thereof for five years and amending the terms thereof in accordance with the amendment attached hereto as Exhibit D (the "Distribution Agreement").

         5.12.    Health Insurance Matters.

                  5.12.1. Insulectro will assume responsibility for providing health coverage to those ESCO employees that are actively at work at the time of the Close, subject to the terms and provisions of Insulectro's group health insurance contracts. GTI shall be responsible for, and shall indemnify and hold the Buyers harmless from, the COBRA rights of any employee or the family of an employee who became entitled to such COBRA rights prior to the Closing

                  5.12.2. GTI shall be responsible for, and shall indemnify and hold the Buyers harmless from, any and all liability, cost or expense for health related claims incurred on or before the Close.

         5.13. Tax Matters. GTI shall include the income of Holdings and ESCO on GTI's consolidated federal income tax return and combined California State income tax return for all periods up to and including the Closing Date and will pay any tax due thereon. GTI also shall pay any federal or state income tax of ESCO or Holdings for all taxable periods up to and including the Closing Date. The income of ESCO and Holdings shall be apportioned for the period up to and including the Closing Date and the period from after the Closing Date, by closing the books of ESCO and Holdings as of the close of business on the Closing Date. All tax sharing arrangements between GTI and Holdings or ESCO shall be terminated as of the close of business on the day of the Close, and ESCO and Holdings shall be released from any and all obligations to GTI for any and all federal and state income taxes for the period ending on the close of business on the Closing Date.

         5.14. Mutual Cooperation. GTI and the Buyers shall each provide the other, and the Buyers shall cause Holdings and ESCO to provide to GTI, with such assistance as may reasonably be requested by any of them in connection with the preparation of any financial statement or tax return, tax audit, or any judicial or administrative proceedings relating to any financial statements or tax returns, and each will retain and provide the other with any records or information that may be relevant to such items. The party requesting assistance hereunder shall reimburse the other for the direct expenses incurred in providing such assistance.

         5.15.  Expenses.

                  5.15.1. Except as otherwise provided in this Agreement, each of the parties shall bear their own respective expenses incurred in connection with this Agreement or the obligations required to be performed by such party under this Agreement.

                  5.15.2. Notwithstanding anything to the contrary herein, GTI shall reimburse and pay to Insulectro at the Close the sum of $7,975 to reimburse Insulectro for a portion of the attorney's fees and costs incurred by Insulectro in connection with the preparation and distribution of this Agreement, including all prior drafts of this Agreement, resulting from changes by GTI to the transaction contemplated by this Agreement.

         5.16. Insurance Policies. The Sellers shall use their best efforts to locate and deliver to the Buyers, following the Close, a copy of each liability insurance policy held by or for the benefit of ESCO, or any predecessor in interest, since incorporation or a policy number and a general description, e.g. "general liability", of each such policy (the" Insurance Information"). After the close, GTI shall continue to use its best efforts to deliver to Insulectro all of the Insurance Information within 45 days of the Close not delivered prior to the Close. In the event GTI fails to deliver all of the Insurance Information to Insulectro within 45 days of the Close, Insulectro shall have the right, at GTI's expense, to retain an advisor of its choice to locate or recreate such missing Insurance Information.

         5.17 Obligations Regarding Write offs. The parties acknowledge that Sellers have written off approximately nine hundred ten thousand dollars ($910,000) on ESCO's financial statements as described Section 6.12.2 hereof, and that the purchase price discussed between the parties earlier has been reduced as a result of such write off. Buyers, Holdings and ESCO agree to provide such cooperation as GTI may reasonably request in order to investigate further the cause of such write off and to pursue any recovery from insurers, employees, or other third parties provided that ESCO shall have the right to decline to have a lawsuit filed in its name if such would expose ESCO to unreasonable litigation risks. In the event any portion of such write off is recovered and received by any party other than GTI, such party shall pay such amount to GTI. In no event shall ESCO, Holdings and Buyers be liable to GTI for any portion of such writeoff except to the extent of funds actually received by them. GTI agrees to reimburse ESCO, Holdings and Buyers for any reasonable out of pocket expenses, including reasonable compensation for time devoted to the matter by ESCO employees they may incur and to indemnify them against any loss, damage, cost or expense they may incur in connection with the matters described in this subsection. ESCO shall be entitled to retain from any recovery it may receive an amount sufficient to reimburse expenses incurred by ESCO in connection with such matters.

         5.18 Leases. GTI is a guarantor on certain leases for the benefit of ESCO. The parties agree to take such actions as may be reasonable in order to obtain a release of GTI from any liability thereunder. To the extent necessary to reduce or eliminate GTI's liability, Insulectro shall assume GTI's liability as guarantor thereunder with respect to liabilities arising after the Close unless included in the liabilities on the Closing Balance Sheet. GTI shall bear the costs of any fees, costs or expenses charged by the lessors to review or process such releases or assumption of liability.

6.       CONDITIONS PRECEDENT TO BUYERS' OBLIGATION TO CLOSE.

         The Buyers' obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions:

         6.1. Performance of Acts and Undertakings. Each of the acts and undertakings of the Sellers to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

         6.2. Certified Resolutions.

                  6.2.1. ESCO, and Holdings shall each have furnished the Buyers with a copy, certified by their respective secretaries of a resolution or resolutions duly adopted by each corporation's board of directors authorizing and approving this Agreement.

                  6.2.2. GTI shall have furnished the Buyers with a copy, certified by its secretary, of a resolution or resolutions duly adopted by GTI's board of directors authorizing and approving this Agreement.

         6.3. Accuracy of Representations and Warranties. All of the representations and warranties of the Sellers contained in this Agreement shall be true in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of that date; and the Buyers shall have received at the Closing a certificate, dated the Closing Date and executed by the president or a vice president of ESCO, Holdings and GTI, respectively, containing a representation and warranty to that effect.

         6.4. Opinion by Counsel. The Buyers shall have received an opinion of counsel from Kirkpatrick & Lockhart, counsel to the Sellers in substantially the same form and substance as the opinion letter attached hereto as Exhibit E.

         6.5. Intentionally omitted

         6.6. Consents. All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of ESCO or Holdings necessary to permit consummation of the Agreement or their waiver shall have been obtained.

         6.7. Employee Matters. The Buyers' reasonable satisfaction such key employees of ESCO or Holdings as the Buyers may desire, will agree to be employed by the Buyers, on terms and conditions acceptable to the Buyers, after the Effective Date.

         6.8. Consents. Approval of the transactions contemplated by this Agreement by the Buyers' credit facility, senior lenders and Insulectro's Board of Directors, to the extent such consent is required. This conditioned shall deemed to be satisfied upon the Buyers' execution of this Agreement.

         6.9. Delivery of Documents. The Sellers shall have delivered to the Buyers the items required by Section 8.1.

         6.10. Board Resignations. Each member of the Board of Directors of Holdings and ESCO, respectively, shall have delivered his or her resignation effective as of the Closing.

         6.11 Preliminary Balance Sheet. Sellers shall have delivered to Buyers a preliminary balance sheet reflecting Sellers' estimate of the Tangible Net Book Value of ESCO as the close of business on February 16, 1996. The preliminary balance sheet and the Estimated TNBV shall be subject to the Buyers' satisfaction, in the Buyers' sole discretion, that (i) the preliminary balance sheet and the Estimated TNBV reflected thereon were prepared in accordance with the Accounting Principles; and (ii) the preliminary balance sheet and the Estimated TNBV fairly represent the financial condition of ESCO and Holdings at the close of business on February 16, 1996. By their execution hereof, Buyers acknowledge that they have received such balance sheet and that this condition to closing has been satisfied.

         6.12. Audited Financial Statements.

               6.12.1. The Buyers have received an audited financial statements of ESCO, prepared as of December 31, 1995, and audited by Arthur Andersen & Co. LLP.

               6.12.2. The Buyers have received the analysis by Arthur Andersen & Co. LLP of the transactions and related postings in ESCO's accounts effected by the approximate $910,000 write off as of December 31, 1995.

               6.12.3. The Buyers have received the systems application review as of February 9, 1996 performed by the computer risk management group at Arthur Andersen & Co. LLP.

7.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.

         The Sellers' obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

         7.1. Performance of Acts and Undertakings. Each of the acts and undertakings to be performed by the Buyers on or before the Closing Date pursuant to this Agreement shall have been performed in all material respects.

         7.2. Certified Resolutions. Insulectro and QI shall have furnished the Sellers with certified copies of the resolutions duly adopted by the board of directors or the strategic planning committee of the Board of Insulectro and QI respectively, authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement.

         7.3. Accuracy of Representations and Warranties. The representations and warranties of the Buyers contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date; and the Sellers shall have received at the closing a certificate, dated the Closing Date and executed on behalf of Insulectro by its president or any vice president, containing a representation and warranty to that effect.

         7.4. Opinion of Counsel. The Sellers shall have received an opinion of counsel from Johnson, Poulson & Slater, counsel to Insulectro, which shall be substantially similar to the form and substance of the opinion letter attached hereto as Exhibit F.

         7.5. Delivery of Documents. The Buyers shall have delivered to the Sellers the items required by Section 8.2.

8.  DELIVERIES AT CLOSING

         8.1. Deliveries by Sellers. At the Closing, Sellers will deliver, or cause to be delivered, the following to Buyers:

                  8.1.1.  The certified resolutions required by Section 6.2.

                  8.1.2.  The certificate required by Section 6.3.

                  8.1.3.  The legal opinions required by Section 6.4.

                  8.1.4. A receipt for the payment required to be delivered to GTI by the Buyers.

                  8.1.5. Stock certificates representing all of the issued and outstanding shares of Holdings' stock, duly endorsed by GTI in favor of QI Electronics.

                  8.1.6. Stock certificates representing all of the issued and outstanding shares of ESCO's stock with a certificated representing 800 shares duly issued to ESCO Sales, Inc and a certificate representing GTI's 200 shares, duly endorsed by GTI in favor of QI Electronics.

                  8.1.7. Such other documentation as may be required pursuant to this Agreement or reasonably requested by the Buyers or their counsel.

                  8.1.8. A certificate of the Secretary of State of the States of California and Delaware, respectively, as to the good standing of ESCO and a certificate of the Secretary of State of the State of Delaware as to the good standing of Holdings, each dated within five (5) days prior to the Closing Date.

                  8.1.9. The Articles of Incorporation of ESCO and Holdings, each certified by the Secretary of State of their respective states of incorporation as of a date within thirty days prior to the Closing Date.

                  8.1.10. Executed releases in respect to the UCC Financing Statements and other items listed on Schedule 8.1.10.

                  8.1.11. A counter part of the Distribution Agreement fully executed by Valor.

                  8.1.12. The preliminary balance sheet reflecting the Estimated TNBV.

                  8.1.13. A counter part of the Subordination Agreement fully executed by GTI.

         8.2. Deliveries by the Buyers at the Closing . At the Closing, the Buyers will deliver or cause to be delivered the following:

                  8.2.1. The fully executed Promissory Note required by Section 1.2.2.

                  8.2.2. The certified resolutions required by Section 7.2.

                  8.2.3. The certificate required by Section 7.3.

                  8.2.4. The legal opinion required by Section 7.4.

                  8.2.5. Such other documentation as may be required pursuant to this Agreement or reasonably requested by Sellers or its counsel.

                  8.2.6. A counter part of the Distribution Agreement fully executed by Insulectro.

9.       INDEMNIFICATION AND RELATED MATTERS

         9.1. Indemnification By GTI. Notwithstanding investigations of the Buyers before the Closing Date, and notwithstanding the fact that the Buyers may be deemed satisfied as to certain matters investigated by the Buyers, GTI shall indemnify, defend, and hold Insulectro, QI, ESCO, Holdings and each of their respective subsidiaries, officers, directors employees, agents and successors in interest (the "Buyers' Indemnified Parties"), harmless, from and against any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses (collectively, "Acquisition Damages"), whether such losses were known or unknown to the Sellers, that were caused by, arose as a result of, or related to (i) any inaccuracy in any representation or warranty or any breach of any warranty of the Sellers under this Agreement or any Schedule, certificate, instrument, or other document delivered pursuant to this Agreement; or (ii) any failure of the Sellers duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by them pursuant to this Agreement, and any schedule, certificate, agreement, or other document entered into or delivered pursuant to this Agreement No indemnity shall be payable to any member of the Buyer's Indemnified Parties with respect to any claim under this Section 9.1 unless the aggregate amount due thereunder with respect to all claims exceeds twenty-five thousand dollars ($25,000) (the "Basket Amount"), whereupon all amounts then or thereafter due with respect to such claims in excess of the Basket Amount shall be payable. The Basket Amount shall not apply to claims arising from any breach of warranty or representation relating to (i) Taxes, (ii) title to the Shares, or the warranties and representations set forth in Section 3.25 (relating to environmental matters) as to which there shall be no Basket Amount.

                  9.1.1. The Sellers' representations and warranties included or provided for in this Agreement or in any Schedule or certificate or other document delivered pursuant to this Agreement shall survive the Closing Date for a period of three (3) years from the Closing, except that (i) representations and warranties relating to any liability for taxes or litigation shall survive for the applicable statute of limitations, (ii) representations and warranties with respect to title to the Shares or the Non-Leasehold Assets shall survive without limit; (iii) the representations and warranties set forth in Section
3.25 (relating to environmental matters) shall survive for the applicable statute of limitations, and (iv) the representations and warranties relating to
Section 3.7 and 3.30 shall survive for one (1) year from the Closing Date, (in each case, the applicable "Survival Period"); provided, however, that no claim for a breach of a representation or warranty may be brought under this Agreement by any person unless written notice of such claim (stating the date of discovery thereof and basis therefor) shall be given on a date prior to the last day of the applicable Survival Period (in which event each such representation and warranty shall survive (with respect to such asserted claims only) until such claim is finally resolved and all obligations with respect thereto are fully satisfied) or until such claim is barred by applicable statutes of limitation.

                  9.1.2. From time to time, the Buyers shall be entitled to set-off against any amount due or payable to GTI under the Promissory Note the Acquisition Damages incurred by the Buyer's Indemnified Parties.

                  9.1.3. GTI's liability for Acquisition Damages under this
Section 9.1 shall not exceed the amount of the Purchase Price.

         9.2. Indemnification by the Buyers. The Buyers, jointly and severally, hereby indemnify and agree to hold harmless GTI from any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses, whether such losses were known or unknown to the Buyers, that were caused by, arose as a result of, or relate to (i) any breach or inaccuracy of any representation or warranty by the Buyers, (ii) any breach or violation of any covenant or agreement by the Buyers contained in this Agreement, and/or
(iii) any liability related to the conduct of the Business by the Buyers after the Close. No indemnity shall be payable to GTI with respect to any claim under this Section 9.2 unless the aggregate amount due thereunder with respect to all claims exceeds the Basket Amount, whereupon all amounts then or thereafter due with respect to such claims in excess of the Basket Amount shall be payable.

         9.3.  Indemnification Procedures

                  9.3.1. Any party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is requested (the "Indemnifying Party") written notice as promptly as practicable after the Indemnified Party has received notice or knowledge of the matter that has given or could give rise to a right of indemnification under this Agreement. Such notice shall state the amount of losses, if any, and the method of computation thereof, all with reasonable particularity and shall contain a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed.

                  9.3.2. With respect to any losses arising from any third party claim (a "Third Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice as promptly as practicable after receiving notice of any Third Party Claim. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any losses that may result from any Third Party Claim (subject to the limitations set forth in this Article 9), then the Indemnifying Party shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice upon giving written notice of its intention to do so to the Indemnified Party. In such case, the Indemnified Party shall be permitted, at its option, to participate in the defense of any such Third Party Claim with counsel of its own choosing and at its own expense. If the Indemnifying Party does not elect to assume and control the defense of such Third Party Claim, then the Indemnified Party may, at its option, elect to assume and control such defense at the reasonable expense of the

Indemnifying Party (subject to the consent of the Indemnifying Party, not to be unreasonably withheld or delayed) and through counsel of the Indemnified Party's choice. If the Indemnifying Party exercises its right to undertake the defense of any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party and make available to the Indemnifying Party all pertinent records, materials and information in its possession or under its control as is reasonably requested by the Indemnifying Party. Similarly, if the Indemnified Party rightfully undertakes the defense of any Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party and make available to it all such records, materials and information in the Indemnifying Party's possession or under its control relating thereto as are reasonably requested by the Indemnified Party. No Third Party Claim may be settled by the Indemnifying Party or the Indemnified Party without the written consent, not to be unreasonably withheld or delayed, of the other party; provided, however, that if such settlement involves the payment of money only and the Indemnified Party is fully indemnified with respect to such payment and the Indemnified Party refuses to consent thereto, the Indemnifying Party shall cease to be obligated with respect to such Third Party Claim. In no event will either party conduct the defense of any Third Party Claim in a manner that will unreasonably detract from or otherwise interfere with or disrupt the other party's business or customers.

                  9.3.3. The parties shall make appropriate adjustments for insurance coverage in determining the amount of losses or claims for purposes of this Article 9, provided that the indemnifiable losses shall then be increased by any additional expense or liability associated with the obtaining of benefits under such coverage, to the extent of and as a result of such losses or claims.

10.      TERMINATION AND ABANDONMENT.

         10.1. Termination. This Agreement may be terminated at any time prior to the Close:

                  10.1.1.  By mutual consent of the parties;

                  10.1.2. By the Buyers if there has been a material violation or breach by Seller of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Buyers impossible and such violation or breach has not been expressly waived in writing by the Buyers or cured by the Sellers within five
(5) business days after notice of such violation from the Buyers;

                  10.1.3. By the Sellers if there has been a material violation or breach by the Buyers of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Sellers impossible and such violation or breach has not been expressly waived in writing by the Sellers or cured by the Buyers within five
(5) business days after notice of such violation from the Sellers;

                  10.1.4. By the Buyers if the Buyers have reasonably determined that any of the conditions precedent in Article 6 have not been met or if the Buyers have reasonably determined that the business, assets, or financial condition of ESCO or Holdings, taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

                  10.1.5. By the Sellers if the Sellers have reasonably determined that any of the conditions precedent in Article 7 have not been met;

                  10.1.6. If the Agreement has not been consummated by February 16, 1996 then this Agreement may be terminated by any party to this Agreement at any time thereafter, provided that such party seeking to terminate the Agreement is not in breach of such party's duties and obligations under the Agreement.

         10.2. Procedure and Effect of Termination. In the event that this Agreement is terminated and the transactions contemplated hereby by any or all of the parties pursuant to Section 10.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  10.2.1. All filings, applications and other submission made pursuant to Section 5.5 shall, to the extent practicable, be withdrawn from the agency or other person to which made.

                  10.2.2. The Confidentiality Agreement between the Buyers and the Sellers attached hereto as Exhibit E (the "Confidentiality Agreement") shall continue to remain in full force and effect.

11.      MISCELLANEOUS PROVISIONS.

         11.1. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the addresses for such party set forth on Schedule 11.1. (or such other address for a party as shall be specified by like notice).

         11.2. Amendments. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto at any time with respect to any of the terms contained herein.

         11.3. Entire Agreement. Except for the Confidentiality Agreement, this Agreement (with its Schedules and Exhibits and the other agreements referred to herein or entered into in connection herewith) contains, and is intended as, a complete statement of all of the terms of the arrangement between the parties with respect to the matters provided for herein, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally but only by a writing signed by each party hereto.

         11.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in California without reference to the choice of law principles of such laws.

         11.5. Schedules; Table of Contents and Headings. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless specifically provided otherwise, as used in this Agreement, the terms "herein", "hereof" and "hereunder" refer to this Agreement in its entirety and are not limited to any specific paragraph. Unless specifically provided otherwise, all references to Sections numbers in this Agreement are references to Sections of this Agreement. All references to exhibits and schedules in this Agreement are references to exhibits and schedules attached to this Agreement, which exhibits and schedules are incorporated herein by this reference.

         11.6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity, including employees, not a party to this Agreement. Except as hereinafter provided, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties (which consent shall not be unreasonably withheld) and any attempted assignment without the required consent shall be void.

         11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.8. Attorneys' Fees. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement or with respect to a breach of a representation or warranty hereunder, the prevailing party (as determined by the court, agency, or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes).

         11.9. Arbitration. Any dispute arising under or pursuant to or affecting the subject matter of this Agreement shall be resolved in arbitration in Los Angeles, California under the arbitration provisions of the California Code of Civil Procedure Sections 1280 et seq. Any judgment upon the award may be confirmed and entered in any court having jurisdiction thereof. The arbitrator(s) shall be required to, in all determinations, apply California law. Further, the arbitrator(s) are afforded the jurisdiction to provide and order all provisional remedies, including, without limitation, injunctive relief, writs for recovery or possession or such similar relief as may be necessary to protect the interests of either of the parties or their property rights. In the event that it is determined that the arbitrator(s) do not have the jurisdiction to grant those remedies conferred upon them by this provision and requested by the parties, then such remedies shall be reserved to a court of competent jurisdiction. The prevailing party in said arbitration shall be awarded by the arbitrator(s) the costs of arbitration (inclusive of the arbitrator(s)' fees and costs), as allocated by the arbitrator(s).

         11.10. "Knowledge" Definition. As used herein, the expressions "knowledge", best of knowledge", "aware" or similar expressions include only the actual knowledge of an individual and the knowledge such individual should reasonably have by virtue of his or her position, authority, responsibilities and activities, including all such information as in the files under the control of or used by such individual. When such terms are used in connection with the knowledge of a corporate entity, such knowledge shall include only the actual knowledge of the executive officers, directors or managers of that corporate entity, and the knowledge such officer, director or manager should reasonably have by virtue of his or her position, authority, responsibilities and activities, including all such information as is in the files under the control of or used by such officer, director or manager.




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                                       27

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

INSULECTRO                                  QI ELECTRONICS
a California corporation                    a California corporation


By:                                         By:
    ----------------------------               -------------------------
    Donald M. Redfern, President               Donald M. Redfern, President


GTI CORPORATION,                            ESCO SALES, INC.,
a Delaware corporation,                     a Delaware corporation


By:                                         By:
    ----------------------------               -------------------------


ELECTRONIC SUPPLY CORPORATION,
 a California corporation


By:
    ----------------------------




                                       28